Settlement Agreement

This Settlement Agreement (the "Agreement") dated this 21st day of March, 2023, is entered into by and between: (i) Statera BioPharma, Inc. (the "STAB"); Immune Therapeutics, Inc. ("Immune"); Latitude Pharmaceuticals ("Latitude"); Noreen Griffin ("Griffin"); Peter Aronstam ("Aronstam"); PharPoint Research ("PharPoint"); Michael Handley ("Handley"); and Steve Wilson ("Wilson"). Each of the parties named herein shall be referred to as a "Party" or collectively as the "Parties."

Recitals

Whereas, an involuntary petition was commenced against STAB on August 16, 2022 (the "Petition"). The case commenced as a result of the Petition is referred to as *In re Statera Biopharma, Inc*., Case No. 22-13051 ("Case") and is pending before United States Bankruptcy Court for the District of Colorado ("Court"); and

Whereas, the Parties have agreed that it is in the best interests of all Parties to have the involuntary case dismissed and their respective claims and defenses treated as provided herein.

Agreement

1. This Agreement is subject to approval of the Court.

2. The Agreement is subject to approval of the boards of directors of Immune and STAB; however, Griffin and Handley agree to seek approval of the Agreement promptly and in good faith.

3. STAB agrees that it will use commercially reasonable efforts to begin paying general unsecured creditors 85% of the amounts owed to them beginning 120 days after dismissal of the Case. If payment is not made, the amount to be paid to general unsecured creditors shall increase as follows: 150 days – 90%; 180 days – 95%; over 210 days – 100%.

4. STAB agrees that 120 days after dismissal of the Case, it will pay all employees past due payroll plus any restricted stock units as required under their existing agreements.

5. STAB waives all claims against the petitioning creditors for bad faith under Section 303 of the Bankruptcy Code.

6. Griffin asserts claims totaling $1,414,000 for license agreements and promissory notes. Griffin agrees to accept $382,400 on account of such claims to be paid 120 after dismissal of the Case. Such amount is less than the amount being paid to other general unsecured claims. Griffin's employment claim will be $18,333.33 and it will be treated as all other employment claims.

7. STAB will transfer to Immune all if its interest in TNI Biotech International Ltd. Immune waives all claims it may have of any kind against STAB. STAB waives all claims it may have of any kind against Immune.

8. Aronstam shall have a claim for unpaid wages in the amount of $50,000.02 and shall be treated and paid as set forth in Section 4 of this Agreement. Aronstam reserves his rights to assert severance claims, and STAB reserves its rights to object to such severance claims.

9. Wilson shall have a claim for unpaid wages in the amount of $86,041.65 and shall be treated and paid as set forth in Section 4 of this Agreement. Wilson reserves his rights to assert severance claims, and STAB reserves its rights to object to such severance claims.

10. PharPoint shall have a claim in the amount of $425,613.28 and will be paid on the terms set out in Section 3 herein.

11. Latitude shall have a claim in the amount of $140,194.04 and will be paid on the terms set out in Section 3 herein.

12. Upon approval of this Agreement by the boards of directors of STAB and Immune, the Parties will jointly petition the Court for dismissal of the Case as soon as reasonably possible. It is anticipated that this Agreement will become binding upon the Parties as a result and the dismissal is subject to the agreements reached herein.

13. The Parties agree that all motion practice and discovery will be stayed pending approval of this Agreement.

14. This Agreement shall be governed by Colorado law and disputes resolved in the United States District Court of Colorado.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

Statera BioPharma, Inc.

DocuSigned by:

By: [signature] 3/21/2023 | 7:38:24 PM GMT

51931CC5EE414A1...

Its: CEO

Immune Therapeutics, Inc.

DocuSigned by:
By: Noreen Griffin 3/21/2023 | 12:36:27 PM PDT
666D221AEED04EE...

Its: Vice President

Latitude Pharmaceuticals

DocuSigned by:
By: Matthew Singer 3/21/2023 | 7:43:22 PM GMT
963B3B4D537D448...

Its: Vice President

Noreen Griffin

DocuSigned by:
By: Noreen Griffin 3/21/2023 | 12:36:27 PM PDT
666D221AEED04EE...

Peter Aronstam

DocuSigned by:
By: 3/21/2023 | 7:38:43 PM GMT
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PharPoint Research

DocuSigned by:
By: Art Holmes 3/21/2023 | 3:45:03 PM EDT
19582FF769544A7...

Its: President/CEO

Michael Handley

By: DocuSigned by: [signature] 3/21/2023 | 7:38:24 PM GMT
51931CC5EE414A1...

Steve Wilson

By: DocuSigned by: Steve Wilson 3/21/2023 | 7:37:30 PM GMT
04EA16B44F504EF...